Exhibit 23

[Clifton Gunderson LLP Logo]

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-59290) pertaining to the UAP Retirement Income Savings Plan of our report dated June 27, 2007, with respect to the financial statements and supplemental schedule of the UAP Retirement Income Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ Clifton Gunderson LLP

Denver, Colorado
June 27, 2007